SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-1947195
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.15 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on August 1, 2003, including any amendments or reports filed for the purposes of updating this description.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARGAN, INC.

September 30, 2013	By:	/s/ Arthur F. Trudel
Arthur F. Trudel Senior Vice President, Chief Financial Officer and Secretary